                                   EXHIBIT 21

                                     BNS Co.
                                     ------
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

Subsidiaries of the Registrant as of December 31, 2001, are as follows:
                                                            Percentage of
                                  Jurisdiction              Voting Power
                                       of                   Owned by the
         Name of Subsidiary       Incorporation              Registrant
         ------------------       -------------              -----------

BNS Co. (PH) Ltd.                  UK                             100%

Xygent Inc.                        Delaware                      /(1)/

Xygent srl                         Italy                         /(2)/

Xygent SARL                        France                        /(2)/

Xygent GmbH                        Germany                       /(3)/

Xygent (UK) Ltd.                   UK                            /(3)/

/(1)/  Owned 83.3% by BNS Co. and 16.7% by Hexagon Holdings, Inc.
/(2)/  Owned 1% by BNS Co. and 99% by Xygent Inc.
/(3)/  Owned 100% by Xygent Inc.